SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                February 27, 1998

                Date of Report (Date of earliest event reported)

                          NORTHWEST NATURAL GAS COMPANY

             (Exact name of registrant as specified in its charter)


      Oregon                         0 -994                      93-0256722
-------------------                ----------                -------------------
    (State of                     (Commission                  (IRS Employer
   incorporation)                 File Number)               Identification No.)


                  220 NW Second Avenue, Portland, Oregon 97209
                  --------------------------------------------
                    (Address of principal executive offices)

                                 (503) 226-4211
               --------------------------------------------------
               Registrant's telephone number, including area code


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                           PART II. OTHER INFORMATION



Item 5.   Other Events

         The following press release was issued by Northwest Natural Gas Company on February 27, 1998:

         PORTLAND, Ore. - The Board of Directors of Northwest Natural Gas Company (Nasdaq Stock Market: NWNG), dba NW Natural, has declared a quarterly dividend of 30.5 cents a share on the Company's common stock, as well as regular quarterly dividends on the Company's outstanding series of preferred and preference stock.

         The following dividends will be paid May 15, 1998, to shareholders of record on April 30, 1998:

         - A regular quarterly dividend of $1.1875 per share on shares of the Preferred Stock $4.75 Series;

         - A regular quarterly dividend of $1.78125 per share on shares of the Preferred Stock $7.125 Series;

         - A regular quarterly dividend of $1.7375 per share on shares of the Preference Stock $6.95 Series; and

         -  A dividend of $0.305 per share on shares of the Common Stock.

         NW Natural also reported today that it estimates the warm weather in this year's El Nino winter may reduce earnings for the quarter ending March 31, 1998, by 20 to 30 cents a share.

         Through Feb. 24, weather for the quarter has been about 15 percent warmer than the 20-year average for that period. In the Company's service area, January 1998 was the 7th warmest January in the past 25 years. If weather during the remainder of the quarter were at average levels, the estimated net effect for the quarter would be a reduction of about 20 cents a share. If the weather continues at 15 percent warmer than average, however, the net effect for the quarter would be closer to 30 cents a share.

         "This winter's El Nino pattern will leave a short-term earnings disappointment in its wake," Bruce R. DeBolt, senior vice president and chief financial officer, said Friday. "But it does not impair the Company's long-term strengths, including our continuing story of profitable growth. NW Natural added a record 24,900 new customers in 1997, and has grown at a rate of 5.4 percent per year over the past three years."

         The Company's estimates of weather impact are derived from a model that calculates expected revenues from sales to weather-sensitive customers as a function of "heating degree days," meaning the difference between 65 degrees Fahrenheit and the average of a day's high and low temperatures.

         NW Natural serves about 458,000 customers in western Oregon and southwest Washington.

         NOTE: This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's future operating results will be affected by various uncertainties and risk factors, many of which are beyond the Company's control, including governmental policy and regulatory action, the competitive environment and economic factors, as well as weather conditions. For a more complete description of these uncertainties and risk factors, see the Company's filings with the Securities and Exchange Commission on Form 10-Q for the quarters ended Mar. 31, Jun. 30, and Sep. 30, 1997.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NORTHWEST NATURAL GAS COMPANY
                                            -----------------------------
                                                      Registrant

                                            By   /s/ Bruce R. DeBolt
                                                 ------------------------
                                                     Bruce R. DeBolt
                                                     Senior Vice President and
                                                     Chief Financial Officer

Date:             February 27, 1998

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